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                                                                    Exhibit 15.4

[ACNIELSEN LOGO]

                                     CONSENT

We hereby consent to the use of information from our monthly reports "Audit Report Beer and Soft Drink", covering the period January 1995 to December 2005, on Form 20-F of Quilmes Industrial (QUINSA Societe Anonyme). We further consent to the use of our name in such Form 20-F, and to the filing of this consent as an exhibit thereto and to the incorporation of this consent into any registration statement that Quinsa may file.

/s/ Jorge Lozano
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A.C. Nielsen de Colombia Limitada Sucursal Uruguay
Jorge Lozano
Apoderado

FIRMA CERTIFICADA en sello Especial N(degree).
"F002491646", Buenos Aires 17 de Mayo de 2006.

/s/ Joan Jose Merino
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      (STAMP)

Tucuman 348 - (C1049AAH) Buenos Aires
Republica Argentina
Phone: 4891-1100
Fax: 4891-1120
e-mail: servicios@acnielsen.com                         [A VNU BUSINESS LOGO]